                                 February 27, 1997


DeltaPoint, Inc.
22 Lower Ragsdale Drive
Monterey, CA 93940

               RE:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

   We have examined the Registration Statement on Form SB-2 filed by DeltaPoint, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 537,500 shares of the Company's Common Stock (the "Shares") issuable upon the conversion of the Convertible Notes (as defined in the Registration Statement) as described in the Registration Statement.
As your counsel in connection with this transaction, we have examined the proceedings taken by you in connection with the original issuance of the Convertible Notes and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares upon conversion of the Convertible Notes.

   It is our opinion that, upon conversion of the Convertible Notes into Shares pursuant to, and in accordance with the terms and conditions of, the Convertible Notes, and upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance and sale of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, would be legally and validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                         Very truly yours,


                                          /s/ GUNDERSON DETTMER STOUGH
                                              VILLENEUVE FRANKLIN &
                                              HACHIGIAN, LLP
                                         -------------------------------
                                         GUNDERSON DETTMER STOUGH
                                         VILLENEUVE FRANKLIN &
                                         HACHIGIAN, LLP

HLC:mzt